CONSENT OF EXPERT

     We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included in Note 19 of the Notes to Consolidated Financial Statements in the Quarterly Reports on Form 10-Q of ArvinMeritor, Inc. (“ArvinMeritor”) for the Quarterly Periods ended July 4, 2010, April 4, 2010 and January 3, 2010 and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form	Registration No.	Purpose
S-8	333-164333	2010 Long-Term Incentive Plan

S-3	333-163233	Registration of common stock, preferred stock, warrants and guarantees of debt securities

S-8	333-141186	2007 Long-Term Incentive Plan

S-3	333-143615	Registration of convertible notes, guarantees and common stock

S-3	333-134409	Registration of convertible notes, guarantees and common stock

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43118	ArvinMeritor, Inc. 1988 Stock Benefit Plan

S-3	333-43116	ArvinMeritor, Inc. 1998 Stock Benefit Plan

S-3	333-43112	ArvinMeritor, Inc. Employee Stock Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

BATES WHITE LLC

	By:	/s/ Charles E. Bates
Charles E. Bates, Ph.D.
President and CEO
Date: July 27, 2010